                                                                 Exhibit 10.20

                                JOINDER AGREEMENT

            JOINDER AGREEMENT dated as of May 13, 2005 by Lamar Central Outdoor, LLC, a Delaware limited liability company (the "Additional Subsidiary Guarantor"), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            Lamar Media Corp., a Delaware corporation (the "Borrower"), and certain of its subsidiaries (collectively, the "Existing Subsidiary Guarantors" and, together with the Borrower, the "Securing Parties") are parties to a Credit Agreement dated as of March 7, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with Administrative Agent and any successors or assigns of any of the foregoing, the "Secured Parties") to the Borrower in an aggregate principal or face amount not exceeding $1,200,000,000 (which, in the circumstances contemplated by Section 2.01(d) thereof, may be increased to $1,700,000,000). In addition, the Borrower may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the "Swap Agreements").

            In connection with the Credit Agreement, the Borrower, the Existing Subsidiary Guarantors and the Administrative Agent are parties to a Pledge Agreement dated as of March 7, 2003 (the "Pledge Agreement") pursuant to which the Securing Parties have, inter alia, granted a security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Secured Obligations (as so defined). Terms defined in the Pledge Agreement are used herein as defined therein.

            To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrower under Swap Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary Guarantor has agreed to become a party to the Credit Agreement and the Pledge Agreement as a "Subsidiary Guarantor" thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Pledge Agreement).

            Accordingly, the parties hereto agree as follows:

            Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

            Section 2. Joinder to Agreements. Effective upon the execution and delivery hereof, the Additional Subsidiary Guarantor hereby agrees that it shall become a "Subsidiary

                               Joinder Agreement

Guarantor" under and for all purposes of the Credit Agreement and the Pledge Agreement with all the rights and obligations of a Subsidiary Guarantor thereunder. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby:

            (i) jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement;

            (ii) pledges and grants the security interests in all right, title and interest of the Additional Subsidiary Guarantor in all Collateral (as defined in the Pledge Agreement) now owned or hereafter acquired by the Additional Subsidiary Guarantor and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for the Secured Obligations and agrees that Annex 1 thereof shall be supplemented as provided in Appendix A hereto;

            (iii) makes the representations and warranties set forth in Article IV of the Credit Agreement and in Article II of the Pledge Agreement, to the extent relating to the Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto; and

            (iv) submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the Credit Agreement.

            The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.l0(a)(iii) of the Credit Agreement to the Secured Parties.
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                                     - 3 -



            IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

                                      LAMAR CENTRAL OUTDOOR, LLC


                                      By: Lamar Media Corp.
                                      Its: Sole Member

                                      By: /s/ Keith A. Istre
                                          --------------------------------------
                                          Keith A. Istre, Vice President-Finance

Accepted and agreed:

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent

By: /s/ Joan M. Fitzgibbon
   ---------------------------
   Title:   Joan M. Fitzgibbon
            Managing Director

                                                 Appendix A to Joinder Agreement

Supplement to Annex 1:

  Pledgor                Issuer              No. Shares      Cert. No.       %
 Ownership
--------------------------------------------------------------------------------
Lamar Media      Lamar Central Outdoor,         1000             1          100
   Corp.                  LLC                membership
                                               units




                               Joinder Agreement